Exhibit 99.1

                           America Service Group Inc.
        Announces Vermont Department of Corrections Intent to Award New Contract to Company Operating Subsidiary, Prison Health Services, Inc.


    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Dec. 21, 2006--America Service Group Inc. (NASDAQ:ASGR) announced today that as a result of a competitive bid process, its operating subsidiary, Prison Health Services, Inc. (PHS) has received notification from the Vermont Department of Corrections (VDOC) of its intent to enter into negotiations for a new contract for the provision of medical services to approximately 1,700 inmates in eight correctional facilities across the state. The current PHS contract with the VDOC expires January 28, 2007.

    The award of the new contract is subject to negotiation of final contract terms. Based on communications with the VDOC, the Company expects that the new contract will be structured on a cost-based model with defined risk-sharing and pay-for-performance parameters.

    Commenting on the announcement, Richard Hallworth, PHS president and chief executive officer, stated, "We are delighted that the Vermont Department of Corrections has again selected PHS as its partner in delivering quality, accountable healthcare services, and we look forward to collaborating on an innovative new contracting model for these services."

    America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company's website at www.asgr.com or at www.prisonhealthmedia.com.

    Cautionary Statement

    This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

    -- the risk that final contract terms to provide medical services to Vermont inmates cannot be agreed upon with the Vermont
        Department of Corrections;

    -- the risk that government entities (including the Company's government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

    -- the risks arising from shareholder litigation as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

    -- risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;

    -- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

    -- risks arising from the possibility that we may be unable to collect accounts receivable;

    -- the Company's ability to retain existing client contracts and obtain new contracts;

    -- whether or not government agencies continue to privatize correctional healthcare services;

    -- the possible effect of adverse publicity on the Company's business;

    -- increased competition for new contracts and renewals of existing contracts;

    --  the Company's ability to execute its expansion strategies;

    -- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

    -- the outcome or adverse development of pending litigation, including professional liability litigation;

    -- risks arising from the possibility of continued financial underperformance by Secure Pharmacy Plus;

    --  the Company's dependence on key personnel; and

    -- the Company's determination whether to repurchase shares under its stock repurchase program.

    A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.



    CONTACT: America Service Group Inc., Brentwood
             Michael Catalano, 615-373-3100
             Chairman, President and Chief Executive Officer or
             Michael W. Taylor, 615-373-3100
             Senior Vice President and Chief Financial Officer